Exhibit 99.2
WESTERN GAS PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction to the unaudited pro forma
condensed consolidated financial statements of Western Gas Partners, LP
The unaudited pro forma condensed consolidated financial statements present the impact on Western Gas Partners, LP’s (collectively with its consolidated subsidiaries, the “Partnership”) results of operations and financial position attributable to the acquisition of certain midstream assets from affiliates of Anadarko Petroleum Corporation pursuant to the Contribution Agreement dated as of August 2, 2010 (the “Wattenberg Contribution Agreement”) with an effective date for accounting purposes of July 1, 2010. Pursuant to the Wattenberg Contribution Agreement, the Partnership acquired a 100% ownership interest in Kerr-McGee Gathering LLC, which owns the Wattenberg gathering system and related facilities, including the Fort Lupton processing plant. These assets, located in the Denver-Julesburg Basin, north and east of Denver, Colorado, are referred to collectively as the “Wattenberg Assets,” and the acquisition is referred to as the “Wattenberg Acquisition.” The consideration paid by the Partnership consisted of (i) $473.1 million in cash, which was funded with $250.0 million of borrowings under a bank-syndicated unsecured term loan, $200.0 million of borrowings under the Partnership’s revolving credit facility and $23.1 million cash on hand, as well as (ii) the issuance of 1,048,196 common units and 21,392 general partner units of the Partnership to affiliates of Anadarko Petroleum Corporation. For purposes of these condensed consolidated financial statements, “Anadarko” or “Parent” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the Partnership; and “affiliates” refers to wholly owned and partially owned subsidiaries of Anadarko, excluding the Partnership.
The unaudited pro forma condensed consolidated financial statements give effect to certain pro forma adjustments related to the Partnership’s previously completed acquisition of certain midstream assets from Anadarko pursuant to the Granger Contribution Agreement dated as of January 29, 2010 with an effective date for accounting purposes of January 1, 2010 by which the Partnership acquired a 100% ownership interest in the following assets located in Southwestern Wyoming: (i) the Granger gathering system with related compressors and other facilities, and (ii) the gas processing facilities, consisting of two cryogenic trains, two refrigeration trains, a natural gas liquids (“NGL”) fractionation facility and ancillary equipment. These assets are referred to collectively as the “Granger Assets” and the acquisition is referred to as the “Granger Acquisition.” Aggregate consideration for the Granger Acquisition consisted of (i) $241.7 million cash, which was funded with $210.0 million of borrowings under the Partnership’s revolving credit facility plus cash on hand; and (ii) the issuance of 620,689 common units and 12,667 general partner units to Anadarko.
The contribution of the Wattenberg Assets and the Granger Assets to the Partnership were recorded at Anadarko’s historical cost as these transactions are considered reorganizations of entities under common control. The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2010 and for the year ended December 31, 2009 and unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of the Wattenberg Assets.
After each acquisition of assets from Anadarko, the Partnership is required to revise its financial statements to include the activities of the acquired assets as of the date of common control. Following the Granger Acquisition, the Partnership revised its historical financial statements for the year ended December 31, 2009 to include the activities of the Granger Assets as of the date of common control. However, the Partnership’s revised historic financial statements do not give effect to certain components of the acquisition, such as the incurrence of interest expense on acquisition-related debt and the elimination of federal income taxes, until the transaction had been completed. Therefore, certain pro forma adjustments give effect to the Granger Acquisition as if it had occurred at the beginning of each of the periods presented. The impact of the Granger Acquisition is already reflected in the Partnership’s unaudited balance sheet as of June 30, 2010.
The unaudited pro forma condensed consolidated financial statements have been prepared as if the Wattenberg Acquisition and the Granger Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2010, and as if the Wattenberg Acquisition and the Granger Acquisition occurred on January 1, 2009, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Wattenberg Acquisition occurred on June 30,

Introduction to the unaudited pro forma
condensed consolidated financial statements of Western Gas Partners, LP
2010. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes, except for the Texas margin tax on the portion of the Partnership’s pro forma income that is allocable to Texas. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2—Pro forma adjustments. The following financial statements are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) Wattenberg Assets’ historical financial statements set forth in Exhibit 99.1 of this Current Report on Form 8-K/A as of and for the six months ended June 30, 2010 (unaudited) and as of and for the year ended December 31, 2009; (ii) the Partnership’s unaudited historical consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2010, as filed with the Securities and Exchange Commission (“SEC”); and (iii) the Partnership’s audited historical consolidated financial statements as of and for the year ended December 31, 2009, as revised to reflect the results generated by the Granger Assets from the date on which those assets were acquired by Anadarko, set forth in the Partnership’s Current Report on Form 8-K, as filed with the SEC on May 4, 2010.
The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the transfer of the Wattenberg Assets and the Granger Assets to the Partnership.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the Wattenberg Acquisition and certain aspects of the Granger Acquisition, including the following significant transactions:
•	the Partnership’s $250.0 million of borrowings under a bank-syndicated unsecured term loan and $200.0 million of borrowings under its revolving credit facility to partially finance the Wattenberg Acquisition;

•	the Partnership’s $210.0 million of borrowings under its revolving credit facility to partially finance the Granger Acquisition;

•	the Partnership’s payment of $473.1 million of cash consideration to Anadarko for the Wattenberg Acquisition;

•	the Partnership’s issuance of 1,048,196 common units and 21,392 general partner units to Anadarko for the Wattenberg Acquisition; and

•	Anadarko’s contribution of the Wattenberg Assets to the Partnership.
Immediately subsequent to the Wattenberg Acquisition, Anadarko held 1,411,394 general partner units, representing a 2.0% general partner interest in the Partnership; 100% of the Partnership incentive distribution rights; and 10,302,631 common units and 26,536,306 subordinated units, representing an aggregate 52.2% limited partner interest in the Partnership. The public held 32,319,337 common units, representing a 45.8% limited partner interest in the Partnership.

Introduction to the unaudited pro forma
condensed consolidated financial statements of Western Gas Partners, LP
From and after the closing of the Wattenberg Contribution Agreement and related transactions, the Wattenberg Assets will be subject to the terms and conditions of various agreements between the Partnership and Anadarko, including the following:
•	an omnibus agreement, which provides for certain indemnifications, reimbursement for expenses paid by Anadarko on behalf of the Partnership and compensation to Anadarko for providing the Partnership with certain general and administrative services and insurance coverage;

•	a services and secondment agreement, pursuant to which specified employees of Anadarko are seconded to the general partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner;

•	a tax sharing agreement, pursuant to which the Partnership will reimburse Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Wattenberg Assets’ results being included in a combined or consolidated tax return filed by Anadarko with respect to periods including and subsequent to August 2, 2010; and

•	other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.
In connection with the Wattenberg Acquisition, the Partnership and Anadarko amended the omnibus agreement and services and secondment agreement. Pursuant to this amendment, the cap for the reimbursement by the Partnership to Anadarko of general and administrative expenses not attributable to operating as a public company was increased from $8.3 million to $9.0 million for the year ended December 31, 2010. Previously, in connection with the Granger Acquisition, the cap for the reimbursement by the Partnership to Anadarko of general and administrative expenses not attributable to operating as a public company had been increased from $6.9 million for the year ended December 31, 2009 to $8.3 million for the year ended December 31, 2010. The cap is subject to further increases based on increases in the Consumer Price Index and, with the concurrence of the special committee of the board of directors of the Partnership’s general partner, subject to further increases arising in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses. The unaudited pro forma condensed consolidated financial statements do not reflect incremental expense associated with the amendments of the omnibus agreement or services and secondment agreement made in connection with the Wattenberg Acquisition or the Granger acquisition.
In connection with the Wattenberg Acquisition, the Partnership entered into a 10-year, fee-based gathering agreement with Anadarko for all of its affiliate throughput on the Wattenberg Assets. In connection with the Wattenberg Acquisition, the Partnership also entered into five-year commodity price swap agreements with Anadarko effective July 2010 to mitigate exposure to commodity price volatility that would otherwise be present as a result of the Partnership’s acquisition of the Wattenberg Assets. Previously, contracts covering substantially all the Granger Assets’ affiliate throughput were converted into 10-year fee-based gathering arrangements effective October 1, 2009. Also in connection with the Granger Acquisition, the Partnership entered into five-year commodity price swap agreements with Anadarko effective January 1, 2010 to mitigate exposure to commodity price volatility that would otherwise be present as a result of the Partnership’s acquisition of the Granger Assets. The impact of the affiliate contract changes for periods prior to such contract changes and the impact of the commodity price swap agreements prior to their effective dates are not reflected in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired the Wattenberg Assets and the Granger Assets on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2010
(unaudited, in thousands except earnings per unit)

	Partnership	Wattenberg Assets	Pro Forma		Partnership
	Historical(1)	Historical	Adjustments		Pro Forma
Revenues — affiliates
Gathering, processing and transportation of natural gas	$74,079	$16,679	$—		$90,758
Natural gas, natural gas liquids and condensate sales	85,941	26,902	—		112,843
Equity income and other	2,952	—	—		2,952

Total revenues — affiliates	162,972	43,581	—		206,553
Revenues — third parties
Gathering, processing and transportation of natural gas	11,430	10,218	—		21,648
Natural gas, natural gas liquids and condensate sales	6,319	11,332	—		17,651
Other	1,566	—	—		1,566

Total revenues — third parties	19,315	21,550	—		40,865

Total revenues	182,287	65,131	—		247,418

Operating expenses
Cost of product	57,532	16,536	—		74,068
Operation and maintenance	28,903	15,693	—		44,596
General and administrative	9,433	2,091	(510	)(a)	11,014
Property and other taxes	5,568	1,700	—		7,268
Depreciation and amortization	27,238	8,093	—		35,331

Total operating expenses	128,674	44,113	(510)		172,277

Operating income	53,613	21,018	510		75,141

Interest income, net	1,324	32	(32	)(b)	(6,012)
			(6,858	)(c)
			(478	)(d)
Other income, net	(2,374)	—	—		(2,374)

Income before income taxes	52,563	21,050	(6,858)		66,755

Income tax expense (benefit)	973	8,002	(9,063	)(e)	(88)

Net income	51,590	13,048	2,205		66,843

Net income attributable to noncontrolling interests	5,265	—	—		5,265

Net income attributable to Western Gas Partners, LP	$46,325	$13,048	$2,205		$61,578

General partner interest in net income					$4,616
Limited partner interest in net income					$56,962

Net income per common unit (basic and diluted)					$0.87
Net income per subordinated unit (basic and diluted)					$0.87

Weighted average number of common units outstanding (basic and diluted)					39,110
Weighted average number of subordinated units outstanding (basic and diluted)					26,536

(1)	Partnership historical information includes results attributable to the Granger Assets, as described in the introduction to the unaudited pro forma condensed consolidated financial statements, but reflect certain elements of the Granger Acquisition from the effective date or closing date forward.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2009
(unaudited, in thousands except earnings per unit)

	Partnership	Wattenberg Assets	Pro Forma		Partnership
	Historical(1)	Historical	Adjustments		Pro Forma
Revenues — affiliates
Gathering, processing and transportation of natural gas	$146,707	$32,065	$—		$178,772
Natural gas, natural gas liquids and condensate sales	180,131	26,158	—		206,289
Equity income and other	8,577	—	—		8,577

Total revenues — affiliates	335,415	58,223	—		393,638
Revenues — third parties
Gathering, processing and transportation of natural gas	27,088	20,540	—		47,628
Natural gas, natural gas liquids and condensate sales	7,462	23,328	—		30,790
Other	1,258	346	—		1,604

Total revenues — third parties	35,808	44,214	—		80,022

Total revenues	371,223	102,437	—		473,660

Operating expenses
Cost of product	124,913	22,620	—		147,533
Operation and maintenance	60,613	28,922	—		89,535
General and administrative	24,306	4,147	(117	)(a)	28,336
Property and other taxes	10,293	3,273	—		13,566
Depreciation and amortization	51,090	15,694	—		66,784

Total operating expenses	271,215	74,656	(117)		345,754

Operating income	100,008	27,781	117		127,906

Interest income, net	7,449	180	(180	)(b)	(12,503)
			(504	)(f)
			(13,715	)(c)
			(5,733	)(d)
Other income, net	54	7	—		61

Income before income taxes	107,511	27,968	(20,015)		115,464

Income tax expense	6,975	10,632	(17,519	)(e)	88

Net income	100,536	17,336	(2,496)		115,376

Net income attributable to noncontrolling interests	10,260	—	—		10,260

Net income attributable to Western Gas Partners, LP	$90,276	$17,336	$(2,496)		$105,116

General partner interest in net income					$6,726
Limited partner interest in net income					$98,390

Net income per common unit (basic and diluted)					$1.70
Net income per subordinated unit (basic and diluted)					$1.70

Weighted average number of common units outstanding (basic and diluted)					31,353
Weighted average number of subordinated units outstanding (basic and diluted)					26,536

(1)	Partnership historical information includes results attributable to the Granger Assets, as described in the introduction to the unaudited pro forma condensed consolidated financial statements, but reflect certain elements of the Granger Acquisition from the effective date or closing date forward.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(unaudited, in thousands)

	Partnership	Wattenberg Assets	Pro Forma		Partnership
	Historical(1)	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$64,402	$—	$450,000	(g)	$41,302
			(473,100	)(h)
Accounts receivable, net	12,926	4,632	—		17,558
Natural gas imbalance receivables	592	87	—		679
Other current assets	2,766	764	(666	)(e)	2,864

Total current assets	80,686	5,483	(23,766)		62,403
Note receivable — Anadarko	260,000	—	—		260,000
Property, plant and equipment
Cost	1,263,677	457,285	—		1,720,962
Less accumulated depreciation	280,257	53,414	—		333,671

Net property, plant and equipment	983,420	403,871	—		1,387,291
Goodwill	31,248	26,100	—		57,348
Equity investment	20,819	—	—		20,819
Other assets	2,198	—	—		2,198

Total assets	$1,378,371	$435,454	$(23,766)		$1,790,059

LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$8,111	$2,788	$—		$10,899
Natural gas imbalance payable	1,815	—	—		1,815
Accrued ad valorem taxes	5,702	1,700	—		7,402
Income taxes payable	548	—	—		548
Accrued liabilities	12,022	4,809	—		16,831

Total current liabilities	28,198	9,297	—		37,495
Long-term liabilities
Long-term debt — third party	110,000	—	450,000	(g)	560,000
Note payable — Anadarko	175,000	—	—		175,000
Deferred income taxes	394	122,262	(122,210	)(e)	446
Asset retirement obligations and other	15,631	41,455	—		57,086

Total long-term liabilities	301,025	163,717	327,790		792,532

Total liabilities	329,223	173,014	327,790		830,027

Commitments and contingencies	—	—	—		—

Equity and partners’ capital
Common unitholders	662,262	—	(87,334	)(h)	574,928
Subordinated unitholders	277,953	—	—		277,953
General partner interest	17,372	—	(1,782	)(h)	15,590
Parent net investment	—	262,440	(383,984	)(h)	—
			121,544	(e)

Total partners’ capital	957,587	262,440	(351,556)		868,471
Noncontrolling interest	91,561	—	—		91,561

Total equity and partners’ capital	1,049,148	262,440	(351,556)		960,032

Total liabilities, equity and partners’ capital	$1,378,371	$435,454	$(23,766)		$1,790,059

(1)	Partnership historical information includes the Granger Assets as described in the introduction to the unaudited pro forma condensed consolidated financial statements.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the unaudited pro forma condensed consolidated financial statements of
Western Gas Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of the Wattenberg Assets. The unaudited pro forma condensed consolidated financial statements present the impact of the Wattenberg Acquisition and certain aspects of the Granger Acquisition, which are described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations, and present the impact of the Wattenberg Acquisition on the unaudited pro forma condensed consolidated financial position. The contributions of the Wattenberg Assets and the Granger Assets to the Partnership were recorded at Anadarko’s historical cost as these transactions are considered reorganizations of entities under common control.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared (i) as if the Wattenberg Acquisition and the Granger Acquisition occurred on January 1, 2009, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009, (ii) as if the Wattenberg Acquisition and the Granger Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2010, and (iii) as if the Wattenberg Acquisition occurred on June 30, 2010, in the case of the unaudited pro forma condensed consolidated balance sheet:

(a)	The elimination of transaction costs included in the historical financial statements of the Partnership which are directly related to the Wattenberg Acquisition and the Granger Acquisition.

(b)	The elimination of historical interest income, net resulting from the non-cash settlement of receivables from Anadarko prior to the acquisition of the Wattenberg Assets.

(c)	The inclusion of interest expense on the Partnership’s $250.0 million of borrowings under a bank-syndicated unsecured term loan and $200.0 million of borrowings under the Partnership’s revolving credit facility to partially finance the Wattenberg Acquisition.

(d)	The inclusion of interest expense prior to the Granger Acquisition on the Partnership’s $210.0 million of borrowings under its revolving credit facility to partially finance the Granger Acquisition.

(e)	The elimination of historical current and deferred income taxes as the Partnership is generally not subject to federal and state income taxes, other than Texas margin tax. Texas margin taxes that continue to be borne by the Partnership on the portion of the Partnership’s pro forma income that is allocable to Texas have not been eliminated.

(f)	The elimination of historical interest income, net resulting from the non-cash settlement of receivables from Anadarko prior to the acquisition of the Granger Assets.

(g)	The borrowing by the Partnership of $250.0 million under a bank-syndicated unsecured term loan and $200.0 million under its revolving credit facility in connection with the Wattenberg Acquisition.

(h)	The acquisition of the Wattenberg Assets, including the payment of $473.1 million of cash and the issuance of 1,048,196 common units and 21,392 general partner units by the Partnership to Anadarko. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital for the common unitholders and general partner.

Notes to the unaudited pro forma condensed consolidated financial statements of
Western Gas Partners, LP
3. Pro forma net income per limited partner unit
Earnings per limited partner unit is calculated based on the assumption that the Partnership distributes to its unitholders an amount of cash equal to net income attributable to Western Gas Partners, LP, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period. Earnings per unit is calculated by applying the provisions of the partnership agreement that govern actual cash distributions to the earnings for each period as if all earnings were distributed for such period, including giving effect to incentive distributions, when applicable, and regardless of the actual amount of available cash, as defined in the partnership agreement, at the end of the period.
The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, more income is allocated to the common unitholders than the subordinated unitholders for that quarterly period.
For purposes of calculating pro forma net income per limited partner unit, management assumed that annual pro forma cash distributions were equal to annual pro forma earnings. Pro forma basic and diluted net income per limited partner unit is calculated by dividing limited partners’ interest in net income by the pro forma weighted average number of units outstanding. The common units and general partner units outstanding are based on the weighted average number of shares outstanding during the periods, adjusted to give effect to the common units and general partner units issued in connection with the Wattenberg Acquisition and the Granger Acquisition as if such units were issued on January 1, 2010, in the case of the unaudited pro forma earnings per limited partner unit for the six months ended June 30, 2010, and as if such units were issued on January 1, 2009, in the case of the unaudited pro forma earnings per limited partner unit for the year ended December 31, 2009.
Pursuant to the limited partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit would have been sufficient to generate incentive distribution payments to our general partner and the effect of such incentive distributions are included in the general partner interest in pro forma net income for the six months ended June 30, 2010 and for the year ended December 31, 2009. However, because (i) the limited partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit.

Notes to the unaudited pro forma condensed consolidated financial statements of
Western Gas Partners, LP
The following table illustrates the Partnership’s calculation of pro forma net income per unit for common and subordinated limited partner units (unaudited, in thousands except earnings per-unit information):

	Six Months Ended	Year Ended
	June 30, 2010	December 31, 2009
Limited partner interest in pro forma net income:
Pro forma net income attributable to Western Gas Partners, LP	$61,578	$105,116
Less general partner interest in pro forma net income	4,616	6,726

Limited partner interest in pro forma net income	$56,962	$98,390

Pro forma net income allocable to common units	$33,936	$53,289
Pro forma net income allocable to subordinated units	23,026	45,101

Limited partner interest in pro forma net income	$56,962	$98,390

Pro forma net income per limited partner unit — basic and diluted:
Pro forma net income per common unit	$0.87	$1.70
Pro forma net income per subordinated unit	$0.87	$1.70
Pro forma net income per limited partner unit	$0.87	$1.70

Pro forma weighted average number of limited partner units outstanding — basic and diluted:
Common units	39,110	31,353
Subordinated units	26,536	26,536

Total limited partner units	65,646	57,889